Exhibit 24
POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each director whose signature appears below constitutes Robert L. Villaseñor, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign MoneyGram International, Inc.'s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, and any and all amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, with full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

/s/ J. Coley Clark	February 28, 2020
J. Coley Clark

/s/ Victor W. Dahir	February 28, 2020
Victor W. Dahir

/s/ Antonio O. Garza	February 28, 2020
Antonio O. Garza

/s/ Seth W. Lawry	February 28, 2020
Seth W. Lawry

/s/ Ganesh B. Rao	February 28, 2020
Ganesh B. Rao

/s/ Michael P. Rafferty	February 28, 2020
Michael P. Rafferty

/s/ W. Bruce Turner	February 28, 2020
W. Bruce Turner

/s/ Peggy Vaughan	February 28, 2020
Peggy Vaughan